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Exhibit 21 - Subsidiary - Ipswich Savings Bank

                                                                                  Percentage
                                                          Year                     of Voting
                             Jurisdiction              Acquired or                Securities
Name of Subsidiary         of Incorporation              Formed                      Owned
------------------         ----------------             --------                    -------
Ipswich Savings Bank        Massachusetts                1999                        100%
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